Exhibit 4.2 Mineral Asset Option Agreement

                         MINERAL ASSETS OPTION AGREEMENT




                                    Between:

                                  BRAD A. MOORE

                                      And:

                              URANIUM ENERGY CORP.


                              Uranium Energy Corp.

    Suite 401, 318 Homer Street, Vancouver, British Columbia, Canada, V6B 2V2






                         MINERAL ASSETS OPTION AGREEMENT



     THIS MINERAL ASSETS OPTION AGREEMENT is made and dated for reference effective as of the 11th day of October, 2005 - (the "Effective Date"), as fully executed on this _____ day of October, 2005.


BETWEEN:

     BRAD A. MOORE, businessperson, having an address for notice and delivery located at 1005 East Oak, Cushing, Oklahoma, U.S.A., 74023, AND THE OPTIONOR'S ASSOCIATES AND AFFILIATES, as the case may be

                                (the "Optionor");
                                OF THE FIRST PART

AND:

     URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A, and having an address for notice and delivery located at Suite 401, 318 Homer Street, Vancouver, British Columbia, Canada, V6B 2V2

                                (the "Optionee");
                               OF THE SECOND PART

(the Optionor and the Optionee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

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                  WHEREAS:


A. Brad A. Moore and his associates or affiliates, as the case may be (collectively, the "Optionor" herein), own or are in the process of acquiring various drill proven reserves and leases in Texas and, in particular, however, without limitation, being comprised of: (i) the Optionor's current 100% legal, registered and beneficial ownership in and to the Weesatche project, comprised of four leases totaling m/l 593.46 acres, located in Goliad County; which the Optionor has represented to the Optionee has total proven and probable reserves reported of 5,200,000 pounds; and (ii) the Optionor's current intention to acquire the Caldena project, totaling approximately 300 acres, located in Duval County; which the Optionor has represented to the Optionee has total proven and probable reserves of 1,200,000 pounds; together with such other leases or interests which the Optionor may acquire within the Caldena deposit area from August 11, 2005 moving forward (collectively, the "Assets" herein), and which mineral property interests comprising the Assets are more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof;.


  B. The Optionee is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and is in the business of seeking, acquiring and developing mineral resource property interests of merit;

  C. In accordance with the terms and conditions of a certain "letter of intent", dated for reference August 11, 2005 (the "Letter of Intent"), as entered into between the Optionor and the Optionee, the parties thereto agreed to use their best efforts to initiate, complete and enter into a formal agreement whereby the Optionor would grant an option to the Optionee (the "Option") to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets in accordance with the terms and conditions of the Letter of Intent; a copy of which Letter of Intent being attached hereto as Schedule "B" and which forms a material part hereof, and the terms and conditions of the Letter of Intent setting forth the Parties general intentions herein; and

D. The Parties hereto have agreed to enter into this agreement (the "Agreement") which formalizes and replaces, in its entirety, the Letter of Intent, as contemplated and required by the terms of the Letter of Intent, and which clarifies their respective duties and obligations in connection with the within granting by the Optionor to the Optionee to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets as a consequence thereof;


     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:



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                                    Article 1
                    DEFINITIONS, SCHEDULES AND INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a) "Agreement" means this Mineral Assets Option Agreement as entered into between the Parties hereto, together with any amendments thereto and any Schedules as attached thereto;

(b) "Arbitration Rules" means American Arbitration Rules, as amended from time to time, as set forth in Article "16" hereinbelow;

(c) "Assets" has the meaning ascribed to it in recital "A." hereinabove; and which mineral property interests comprising the Assets are particularly described in Schedule "A" which is attached hereto together with any other claim or interests of the Parties hereto which are incorporated into the Assets by the terms of this Agreement;

(d) "Assets Documentation" means any and all technical records and other factual engineering data and information relating to the mineral property interests comprising the Assets and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

(e) "Assets Rights" means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Effective Date of this Agreement and necessary for the exploration and development of any of the mineral property interests comprising the Assets;

(f)  "Cash   Payments"  has  the  meaning   ascribed  to  it  in  section  "2.2"
     hereinbelow;

(g) "Closing" has the meaning ascribed to it in section "6.1" hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby which shall occur after the conditions precedent set out in Article "5" hereinbelow have been satisfied in their entirety;

(h)  "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(i) "Confidential Information" has the meaning ascribed to it in section "14.1" hereinbelow;

(j)  "Consultants" has the meaning ascribed to it in section "2.2" hereinbelow;

(k) "Consulting Arrangements" has the meaning ascribed to it in section "2.2" hereinbelow;

(l) "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "17.1" hereinbelow;

(m) "Disposing Party" has the meaning ascribed to it in section "10.3" hereinbelow;

(n) "Effective Date" has the meaning ascribed to in on the front page of this Agreement;

(o) "Escrow Agent" means Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, or such other mutually agreeable escrow agent as may be selected by the Parties hereto either prior to or after the Effective Date and who agrees to be bound by the terms and conditions of this Agreement;

(p)  "Holding" has the meaning ascribed to it in section "10.3" hereinbelow;

(q) "Indemnified Parties" and "Indemnified Party" have the meanings ascribed to them in section "18.1" hereinbelow;



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Article 1
DEFINITIONS, SCHEDULES AND INTERPRETATION - continued


(r) "Letter of Intent" has the meaning ascribed to it in recital "C." hereinabove; and a copy of which Letter of Intent is attached hereto as Schedule "B" and forms a material part hereof;

(s) "Management Committee" means a committee formed pursuant to Article "9" hereinbelow;

(t) "Option" has the meaning ascribed to it in section "2.1" hereinbelow as effected in the manner as set forth in Article "2" hereinbelow;

(u) "Option Cash Payment" has the meaning ascribed to it in section "2.2" hereinbelow;

(v)  "Option   Period"  has  the  meaning   ascribed  to  it  in  section  "2.1"
     hereinbelow;

(w)  "Option Share" has the meaning ascribed to it in section "2.2" hereinbelow;

(x) "Option Share Issuance" has the meaning ascribed to it in section "2.2" hereinbelow;

(y) "Operator" means, initially, the Optionee, together with that person, company or companies acting as such pursuant to this Agreement, and otherwise shall be such party or parties as is determined by the Management Committee;

(z) "Optionee" means Uranium Energy Corp., a company incorporated pursuant to the laws of the State of Nevada, U.S.A.,, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(aa) "Optionor" means Brad A. Moore and his associates or affiliates, as the case may;

(ab) "Party" or "Parties" means the Optionor and/or the Optionee hereto, together with their respective successors and permitted assigns as the context so requires;

(ac) "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(ad) "Programs" means plans, including budgets, for every kind of work done or in respect of the Assets by or under the direction of or on behalf of or for the benefit of a Party, and, without limiting the generality of the foregoing, includes exploration and development work, assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring product, surveying and bringing any mineral property interests comprising the Assets to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(ae) "Regulatory Approval" means the acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;



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Article 1
DEFINITIONS, SCHEDULES AND INTERPRETATION - continued

(af) "Regulatory Authorities" means such regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ag) "Securities Act" means the United States Securities Act of 1933, as amended, together with any Rules and Regulations promulgated thereunder;

(ah) "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;

(ai) "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary; and

(aj) "Transfer Documents" has the meaning as set forth in section "7.2" hereinbelow.

1.2 Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

                  Schedule            Description
                  Schedule "A":       Assets; and
                  Schedule "B":      Letter of Intent.

1.3 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.




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                                    Article 2
           GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION

2.1 Grant of the Option. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, the Optionor hereby agrees to give and grant to the Optionee the sole and exclusive right and option to acquire an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets (again, the "Option") and, in order to maintain the Option in good standing and in full force and effect, the Optionee hereby agrees to exercise the Option on or before the Closing Date (as hereinafter defined) (and which period in time from the Effective Date herein to the Closing Date is referred to as the "Option Period") for each of the Cash Payments (as hereinafter defined), Share Issuances (as hereinafter defined), Consulting Arrangements (as hereinafter defined) and maintenance payments to be paid and incurred in accordance with section "2.2" hereinbelow.

2.2 Consideration for and maintenance of the Option. In order to keep the right and Option granted to the Optionee in respect of the Assets in good standing and in force and effect during the Option Period the Optionee shall be obligated to pay and issue the following Cash Payments (as hereinafter defined), Share Issuances (as hereinafter defined), Consulting Arrangements (as hereinafter defined) and maintenance payments to and for the order of the Optionor and the mineral property interests comprising the Assets in the following manner:

(a) Option Cash Payments: pay to the order and direction of the Optionor the following Option cash payments (each an "Option Cash Payment") in the aggregate of U.S. $200,000.00 during the Option Period in the following manner:

     (i) an initial Option Cash Payment of U.S. $50,000.00 within five business days of the date of the Effective Date of this Agreement; the receipt and sufficiency of which initial Option Cash Payment being hereby acknowledged by the Optionor; and

     (ii) the final Option Cash Payment of U.S. $150,000.00 on the date which is the earlier of:

(A)  the date which is six months from the Effective Date; and

(B) the date that the Optionee's common shares are first listed, posed and called for trading on a recognized stock exchange or over-the-counter market in North America (the "Initial Listing Date");

(b) Option Share Issuances: issue to the order and direction of the Optionor prior to and at the end of the Option Period an aggregate of 2,000,000 common shares in the share capital of the Optionee (each an "Option Share"), at a deemed issuance price of U.S. $0.50 per Share (and each such issuance being an "Option Share Issuance" hereunder), in the following manner in this instance:

     (i) an initial Option Share Issuance of an initial 500,000 of the Option Shares within five business days of the date of the Effective Date of this Agreement; the receipt and sufficiency of which initial Option Cash Issuance being hereby acknowledged by the Optionor;



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Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION - continued.

     (ii) an additional Option Share Issuance of an additional 500,000 of the Option Shares on or before six months from the Effective Date;

     (iii) a further Option Share Issuance of a further 500,000 of the Option Shares on or before one year from the Effective Date; and

     (iv) the final Option Share Issuance of the final 500,000 of the Option Shares on or before 18 months from the Effective Date;

     (c) Consulting Arrangements: in conjunction with or shortly after the execution of this Agreement; however, to take effective only upon the Initial Listing Date hereof; the Optionee will use its reasonably commercial efforts to enter into industry standard forms of proposed consulting arrangements (collectively, the "Consulting Arrangements") with each of the Optionor and Mr. Clyde Yancy (collectively, the "Consultants" herein) therein providing for, without limitation, the provision of certain consulting services to be provided by the Consultants to the Optionee in connection with the exploration, development and expansion of the Assets in consideration of, among other matters, the provision of the monthly payment by the Optionee to each of the Consultants of U.S. $10,000.00 together with entitlement for the Consultants to participate in the Optionee's then incentive stock option plan subject, at all times, to the final determination of the Board of Directors of the Optionee in each such instance; and

     (d) Maintenance payments: pay, or cause to be paid, to or on the Optionor's behalf as the Optionee may determine, in the Optionee's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Assets and any underlying option agreements respecting any of the mineral property interests comprising the Assets in goodstanding during the Option Period of this Agreement.


2.3 Resale restrictions and legending of Share certificates. The Optionor hereby acknowledges and agrees that the Optionee makes no representations as to any resale or other restriction affecting the Option Shares and that it is presently contemplated that the Option Shares will be issued by the Optionee to the Optionor in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the "Securities Act") which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from the Closing Date (as hereinafter determined). In addition, the Optionor hereby also acknowledges and agrees that the within obligation of the Optionee to issue the Option Shares pursuant to section "2.2" hereinabove will be subject to the Optionee being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of each of the Optionor and the Option Shares, and that the Optionee shall be relieved of any obligation whatsoever to purchase the Assets and to issue Option Shares in respect of the Optionor where the Optionee reasonably determines that a suitable exemption is not available to it.



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Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION - continued.

The Optionor hereby also acknowledges and understands that neither the sale of the Option Shares which the Optionor is acquiring nor any of the Option Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Option Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Optionor also acknowledges and understands that the certificates representing the Option Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory
Authorities:


"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions."; and the Optionor hereby consents to the Optionee making a notation on its records or giving instructions to any transfer agent of the Optionee in order to implement the restrictions on transfer set forth and described hereinabove.

                  The Optionor also acknowledges and understands that:

          (a) the Option Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

          (b) the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Option Shares to the Optionor, and even then will not be available unless (i) a public trading market then exists for the common stock of the Optionee, (ii) adequate information concerning the Optionee is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

          (c) any sale of the Option Shares may be made by the Optionor only in limited amounts in accordance with such terms and conditions.

2.4 Standstill provisions. In consideration of the Optionee's within agreement to purchase the Assets and to enter into the terms and conditions of this Agreement, the Optionor hereby undertakes for itself, and for each of the Optionor's respective agents and advisors, that they will not until the earlier of the Closing Date (as hereinafter defined) or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any mineral property interests comprising the Assets or, for that matter, disclose any of the terms of this Agreement, without the Optionee's prior written consent. In this regard the Optionor hereby acknowledges that the foregoing restrictions are important to the business of the Optionee and that a breach by the Optionor of any of the covenants herein contained would result in irreparable harm and significant damage to the Optionee that would not be adequately compensated for by monetary award. Accordingly, the Optionor hereby agrees that, in the event of

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Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION - continued.

any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, the Optionor will also be liable to the Optionee, as liquidated damages, for an amount equal to the amount received and earned by any such Party as a result of and with respect to any such breach. The Optionor also acknowledges and agrees that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

2.5 Termination of the Option. The Option shall terminate upon 30-calendar days' prior written notice being first being provided by the Optionor to the Optionee:

          (a) if the Optionee fails to make any of the required Cash Payments to the Optionor in accordance with paragraph "2.2(a)" hereinabove during the Option Period and prior to the time periods and the Closing Date as specified in paragraph "2.2(a)" hereinabove; or

          (b) if the Optionee fails to make any of the required Share Issuances to the Optionor in accordance with paragraph "2.2(b)" hereinabove during the Option Period and prior to the time periods and the Closing Date as specified in paragraph "2.2(b)" hereinabove; or

          (c) if the Optionee fails to enter into the proposed Consulting Arrangements with the Consultants prior to the Initial Listing Date in accordance with paragraph "2.2(c)" hereinabove and prior to the Closing Date as specified in paragraph "2.2(c)" hereinabove; or

          (d) if the Optionee fails to pay, or cause to be paid, to or on the Optionor's behalf as the Optionee may determine, in the Optionee's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Assets and any underlying option agreements respecting any of the mineral property interests comprising the Assets in goodstanding in accordance with paragraph "2.2(d)" hereinabove.

2.6 Termination by the Optionee of the Option. Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionor in writing of its desire to do so at least 30 calendar days prior to its decision to do so. After such 30-calendar days' period the Optionee shall have no further obligations, financial or otherwise, under this Agreement, except that the provisions of section "2.8" hereinbelow shall become immediately applicable to the Optionee upon providing the said notice of termination to the Optionor.

2.7 No interest in the Assets upon termination of the Option. If the Option is so terminated in accordance with either of sections "2.5" or "2.6" hereinabove the Optionee shall have no interest in and to any of the mineral property interests comprising the Assets, and all Cash Payments, Share Issuances and Consulting Arrangement and maintenance payments made, or caused to be made, or incurred by the Optionee to or on behalf of the Optionor or any of the mineral property interests comprising the Assets under this Agreement, shall then be non-refundable by the Optionor to the Optionee for which the Optionee shall have no recourse, and the provisions of section "2.8" hereinbelow shall become immediately applicable to the Optionee.

Article 2
GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION - continued.

2.8 Obligations on termination of the Option. If the Option is terminated otherwise than upon the exercise thereof pursuant to this Article, then the Optionee shall:

          (a) leave in good standing for a period of at least 60 calendar days from the termination of the Option those mineral property interests comprising the Assets that are in good standing on the date thereof;

          (b) cause to be delivered to the Optionor the Transfer Documents (as hereinafter defined) and a bill of sale in recordable form whereby the Optionee's entire right, title and interest in and to the mineral property interests comprising the Assets has been transferred to the Optionor free and clear of all liens or charges arising from the Optionee's activities on the mineral property interests comprising the Assets to the date thereof; and

          (c) deliver at no cost to the Optionor within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the mineral property interests comprising the Assets and not theretofore already furnished to the Optionor.

2.9 Deemed exercise of the Option. At such time as the Optionee has entered into each of the Consulting Arrangements and made each of the required Cash Payments, Share Issuances and maintenance payments in accordance with section "2.2" hereinabove, within the Option Period and the time periods as specified in section "2.2", then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets.


                                    Article 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR

3.1 General representations, warranties and covenants by the Optionor. In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

          (a) the Optionor is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionor's obligations under this Agreement, and the Optionor has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

          (b) the Optionor has the requisite power, authority and capacity to fulfill the Optionor's obligations under this Agreement;

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR - continued.

          (c) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on the Optionor's part;

          (d) this Agreement constitutes a legal, valid and binding obligation of the Optionor enforceable against the Optionor in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

          (e) prior to the Subject Removal Date (as hereinafter defined) the Optionor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which either the Optionor or any of the mineral property interests comprising the Assets may be subject;

          (f) except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

          (g) the Optionor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionor is subject or which apply to the Optionor;

          (h) no proceedings are pending for, and the Optionor is unaware of, any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

          (i) the Optionor has not received, nor has the Optionor requested or does the Optionor require to receive, any offering memorandum or similar document describing the business and affairs of the Optionee in order to assist the Optionor in entering into this Agreement and in consummating the transactions contemplated herein;

          (j) the Optionor is resident in the jurisdiction as set forth on the front page of this Agreement, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Optionor in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction or the State of Nevada, U.S.A.;

          (k) except as otherwise provided for herein, the Optionor has not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR - continued.

          (l) the Optionor is not, nor until or at each Closing Date (as hereinafter defined) will the Optionor be, in breach of any provision or condition of, nor has the Optionor done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionor is a party, by which the Optionor is bound or from which the Optionor derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionor is subject, or any statute or regulation applicable to the Optionor, to an extent that, in the aggregate, has a material adverse affect on either the Optionor or on any of the mineral property interests comprising the Assets;

          (m) the Optionor will give to the Optionee, within at least five calendar days prior to the Closing Date (as hereinafter defined), by written notice, particulars of:

               (i) each occurrence within the Optionor's knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Optionor's representations or warranties contained herein; and

               (ii) each occurrence or omission within the Optionor's  knowledge after the Effective Date that constitutes a breach of any of the Optionor's covenants contained in this Agreement;

          (n)  the  making  of  this   Agreement  and  the   completion  of  the
               transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

               (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionor is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionor is a party;

               (ii) give to any party the right of termination,  cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionor is a party;

               (iii) give to any government or  governmental  authority,  or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionor which is necessary or desirable in connection with the conduct and operations of the Optionor's business and the ownership or leasing of the Optionor's business assets; or

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR - continued.

               (iv) constitute  a default by the  Optionor,  or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionor which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

          (o) neither this Agreement nor any other document, certificate or statement furnished to the Optionee by or on behalf of the Optionor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Optionee to enter into this Agreement; and

          (p) the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

3.2 Representations, warranties and covenants by the Optionor respecting the Assets. In order to induce the Optionee to enter into and consummate this Agreement, the Optionee hereby also represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

          (a) the Optionor is the legal and beneficial owner of all of the mineral property interests comprising the Assets; the particulars of which mineral property interests comprising the Assets being more particularly described in Schedule "A" which is attached hereto;

          (b) the Optionor is authorized to hold the right to explore and develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionor in and to the mineral property interests comprising the Assets;

          (c)  the  Optionor  holds  all  of  the  mineral  property   interests
               comprising the Assets free and clear of all liens, charges and claims of others;

          (d) no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Optionor of any interest in and to any of the mineral property interests comprising the Assets;

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR - continued.

          (e) the mineral property interests comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

          (f) all permits and licenses covering the mineral property interests comprising the Assets have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

          (g) where appropriate, the Optionor has insured the mineral property interests comprising the Assets against loss or damage on a replacement cost basis;

          (h) all conditions on and relating to the mineral property interests comprising the Assets and the operations conducted thereon by or on behalf of the Optionor are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

          (i) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Assets and the conduct of the operations related thereto, nor has the Optionor received any notice of same;

          (j) there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede the development of any of the mineral interests comprising the Assets, nor, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property interests comprising the Assets;

          (k) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionor), pending or threatened, which may affect, without limitation, the rights of the Optionor to transfer any interest in and to the mineral property interests comprising the Assets to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property interests comprising the Assets. In addition, the Optionor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE OPTIONOR - continued.

          (l) the Optionor has delivered to the Optionee all Assets Documentation in the Optionor's possession or control relating to the mineral property interests comprising the Assets together with copies of all permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property interests comprising the Assets;

          (m) the Optionee will also deliver, or caused to be delivered, to the Optionee as soon as conveniently possible after the Effective Date, however, prior to the Subject Removal Date (as hereinafter defined), an independent geological report respecting the mineral property interests comprising the Assets, together with, if required, a title opinion or opinions respecting the mineral property interests comprising the Assets, all as addressed to the Optionee and prepared in accordance with applicable rules and policies, together with such other documentation as the Optionee may require in order to seek and obtain Regulatory Approval for each of the transactions contemplated by this Agreement; and

          (n) the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.


3.3 Continuity of the representations, warranties and covenants by the Optionor. The representations, warranties and covenants by the Optionor contained in this Article "3", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter defined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionee or by the Optionee's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionee, the representations, warranties and covenants of the Optionor contained in this Article "3" shall survive the Closing Date and shall continue in full force and effect for a period of two years from the Closing Date; provided, however, that the Optionor shall not be responsible for the breach of any representation, warranty or covenant of the Optionor contained herein caused by any act or omission of the Optionee prior to the Effective Date hereof of which the Optionor was unaware or as a result of any action taken by the Optionee after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionee, then the Optionor will pay the amount of such loss or damage to the Optionee within 30 calendar days of receiving notice of judgment therefore; provided, however, that the Optionee will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.

                                    Article 4
            WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE

4.1 Warranties, representations and covenants by the Optionee. In order to induce the Optionor to enter into and consummate this Agreement, the Optionee hereby warrants to, represents to and covenants with the Optionor, with the intent that the Optionor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionee, after having made due inquiry:

          (a) the Optionee is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the Nevada Revised Statutes;

          (b) the Optionee is qualified to do business in those jurisdictions where it is necessary to fulfill the Optionee's obligations under this Agreement, and the Optionee has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

          (c) the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Optionee's part;

          (d) prior to the Subject Removal Date (as hereinafter defined) the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

          (e) except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

          (f) this Agreement constitutes a legal, valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

          (g) no proceedings are pending for, and the Optionee is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE - continued.

          (h) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Optionee, after making due inquiry, threatened against or affecting the Optionee at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

          (i) the Optionee is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Optionee is subject or which apply to the Optionee;

          (j) the Optionee will save the Optionor harmless in respect of all claims, liabilities and expenses arising out of the Optionee's activities on any of the mineral property interests comprising the Assets;

          (k) the Optionee will do all work on the Assets in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

          (l) the Optionee is not in breach of any provision or condition of, nor has the Optionee done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Optionee is a party, by which the Optionee is bound or from which the Optionee derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Optionee is subject, or any statute or regulation applicable to the Optionee, to an extent that, in the aggregate, has a material adverse affect on the Optionee;

          (m) the Optionee will give to the Optionor, within at least five calendar days prior to the Closing Date (as hereinafter defined), by written notice, particulars of:

               (i) each occurrence within the Optionee's knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Optionee's representations or warranties contained herein; and

               (ii) each occurrence or omission within the Optionee's  knowledge after the Effective Date that constitutes a breach of any of the Optionee's covenants contained in this Agreement;

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE - continued.

          (n)  the  making  of  this   Agreement  and  the   completion  of  the
               transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

               (i)  conflict with or result in a breach of or violate any of the
                    terms,   conditions  or  provisions  of  the   incorporation
                    documents of the Optionee;

               (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Optionee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Optionee is a party;

               (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Optionee is a party;

               (iv) give to any  government or  governmental  authority,  or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Optionee which is necessary or desirable in connection with the conduct and operations of the Optionee's business and the ownership or leasing of the Optionee's business assets; or

               (v) constitute a default by the Optionee or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Optionee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

          (o) neither this Agreement nor any other document, certificate or statement furnished to the Optionor by or on behalf of the Optionee in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

          (p) the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Optionor to enter into this Agreement.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE OPTIONEE - continued.


4.2 Continuity of the representations, warranties and covenants by the Optionee. The representations, warranties and covenants of the Optionee contained in this Article "4", or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter defined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Optionor or by the Optionor's professional advisors prior to the Closing Date, or the waiver of any condition by the Optionor, the representations, warranties and covenants of the Optionee contained in this Article "4" shall survive the Closing Date and shall continue in full force and effect for a period of two years from the Closing Date; provided, however, that the Optionee shall not be responsible for the breach of any representation, warranty or covenant of the Optionee contained herein caused by any act or omission of the Optionor prior to the Effective Date hereof of which the Optionee was unaware or as a result of any action taken by the Optionor after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Optionor, then the Optionee will pay the amount of such loss or damage to the Optionor within 30 calendar days of receiving notice of judgment therefore; provided, however, that the Optionor will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.



                                    Article 5
                         CONDITIONS PRECEDENT TO CLOSING

5.1 Parties' conditions precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than one year after the Effective Date and not late than 60 calendar days prior to the Closing Date (as hereinafter defined; and such date being the "Subject Removal Date" herein):

          (a) receipt of all necessary approvals, including Regulatory Approval, from all Regulatory Authorities having jurisdiction over the Parties hereto and the transactions contemplated by this Agreement, to the terms and conditions of and the transactions contemplated by this Agreement; and

          (b) if required, shareholders of the Optionee passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Optionee holding 100% of the issued shares of the Optionee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby.

5.2 Parties' waiver of conditions precedent. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time, however, not later than the Subject Removal Date.

Article 5
CONDITIONS PRECEDENT TO CLOSING- continued.

5.3 The Optionor's conditions precedent. The rights, duties and obligations of the Optionor under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Optionor fulfilled in all material aspects in the reasonable opinion of the Optionor or to be waived by the Optionor as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date:

          (a) the representations, warranties and covenants of the Optionee contained herein shall be true and correct as of and on the Subject Removal Date;

          (b) the Optionee shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionee on or before the Subject Removal Date;

          (c) the Optionee will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionee who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionee may be subject;

          (d) all matters which, in the opinion of counsel for the Optionor, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

          (e) no material loss or destruction of or damage to the Optionee shall have occurred since the Effective Date;

          (f) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

          (i) the purchase or transfer of any interest in and to the mineral property interests comprising the Assets as contemplated by this Agreement or the right of the Optionor to dispose of any interest in and to any of the mineral property interests comprising the Assets; or

               (ii) the  right  of  the  Optionee  to  conduct  the   Optionee's
                    operations  and  carry  on,  in  the  normal   course,   the
                    Optionee's business and operations as the Optionee has carried on in the past;

Article 5
CONDITIONS PRECEDENT TO CLOSING - continued.


          (g) the delivery to the Optionor by the Optionee, on a confidential basis, of the following documentation and information:

               (i) a copy of all material contracts, agreements, reports and title information of any nature respecting the Optionee and each of its subsidiaries, if any; and

               (ii) details of any lawsuits, claims or potential claims relating to the Optionee or to any of the Optionee's subsidiaries, if any, of which the Optionee is aware and the Optionor is unaware;

          (h) the Optionee will, for a period of not less than five calendar days during the period commencing on the Effective Date and continuing until not later than 30 calendar days prior to the Subject Removal Date, during normal business hours:

               (i) make available for inspection by the respective solicitors, auditors and representatives of the Optionor, at such location as is appropriate, all of the Optionee's and each of the Optionee's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Optionor; provided such persons do not unduly interfere in the respective operations of the Optionee or any of the Optionee's subsidiaries, if any;

               (ii) authorize  and permit such  persons at the risk and the sole cost of the Optionor, and only if such persons do not unduly interfere in the respective operations of the Optionee and each of the Optionee's subsidiaries, if any, to attend at all of their respective places of business and operations to observe the conduct of their respective businesses and operations, inspect their respective properties and assets and make physical counts of their respective inventories, shipments and deliveries; and

               (iii) require  the   Optionee's   and  each  of  the   Optionee's
                    subsidiaries', if any, respective management personnel to respond to all reasonable inquiries concerning the Optionee's and each of the Optionee's subsidiaries', if any, respective business assets or the conduct of their respective businesses relating to their respective liabilities and obligations; and

               (i) the completion by the Optionor and by the Optionor's professional advisors of a thorough due diligence and operations review of the respective businesses and operations of the Optionee and each of the Optionee's subsidiaries, if any, to the sole and absolute satisfaction of the Optionor.

5.4 The Optionor's waiver of conditions precedent. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of the Optionor and may be waived by the Optionor in writing and in whole or in part at any time after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date.

Article 5
CONDITIONS PRECEDENT TO CLOSING - continued.

5.5 The Optionee's conditions precedent. The rights, duties and obligations of the Optionee under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Optionee fulfilled in all material aspects in the reasonable opinion of the Optionee or to be waived by the Optionee as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date:

          (a) the representations, warranties and covenants of the Optionor contained herein shall be true and correct as of and on the Subject Removal Date;

          (b) the Optionor shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Optionor on or before the Subject Removal Date;

          (c) the Optionor will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Optionor who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Optionor may be subject;

          (d) all matters which, in the opinion of counsel for the Optionee, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

          (e) no material loss or destruction of or damage to any of the mineral property interests comprising the Assets shall have occurred since the Effective Date;

          (f) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

               (i) the sale or transfer of any interest in and to the mineral property interests comprising the Assets as contemplated by this Agreement or the right of the Optionee to acquire any interest in and to any of the mineral property interests comprising the Assets; or

               (ii) the  right  of  the  Optionee  to  conduct  the   Optionee's
                    operations  and  carry  on,  in  the  normal   course,   the
                    Optionee's business and operations as the Optionee has carried on in the past;

Article 5
CONDITIONS PRECEDENT TO CLOSING - continued.


          (g)  the delivery to the Optionee by the Optionor,  on a  confidential
               basis,  of  all  Assets  Documentation  and  including,   without
               limitation,:

               (i) a copy of all material contracts, agreements, reports and title information of any nature respecting any of the mineral interests comprising the Assets; and

               (ii) details of any lawsuits, claims or potential claims relating to any of the mineral interests comprising the Assets of which the Optionor is aware and the Optionee is unaware;

          (h) the delivery by the Optionor to the Optionee of an opinion of counsel for the Optionor, in a form satisfactory to the Optionee's counsel, acting reasonably, dated as at the date of delivery, to the effect that:

               (i) the Optionor is the legal and beneficial owner of all of the mineral property interests comprising the Assets prior to the completion of the transactions contemplated by this Agreement;

               (ii) the Optionor  holds the right to explore and develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionor in and to the mineral property interests comprising the Assets;

               (iii) the Optionor  holds all of the mineral  property  interests comprising the Assets free and clear of all liens, charges and claims of others;

               (iv) the mineral  property  interests  comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

               (v) based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede the Assets' development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Assets, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Assets;

Article 5
CONDITIONS PRECEDENT TO CLOSING - continued.


               (vi) based on actual knowledge and belief,  such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against the Optionor which might materially affect any of the mineral property interests comprising the Assets or which could result in any material liability to either the Optionor or to any of the mineral property interests comprising the Assets; and

               (vii) as to all other legal  matters of a like nature  pertaining to the Optionor and the mineral property interests comprising the Assets and to the transactions contemplated hereby as the Optionee or the Optionee's counsel may reasonably require; and

               (i) the completion by the Optionee and by the Optionee's professional advisors of a thorough due diligence and operations review of the mineral property interests comprising the Assets, of the business and operations of the Optionor and of the transferability of the mineral property interests comprising the Assets as contemplated by this Agreement, to the sole and absolute satisfaction of the Optionee.

5.6 Optionee's waiver of conditions precedent. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Optionee and may be waived by the Optionee in writing and in whole or in part at any after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Subject Removal Date.


                                    Article 6
                          CLOSING AND EVENTS OF CLOSING

6.1 Closing and Closing Date. Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article "2" hereinabove, the closing (the "Closing") of the within purchase and delivery of an undivided 100% interest in and to the mineral property interests comprising the Assets, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five business days following the due and complete exercise of the Option by the Optionee in accordance with Article "2" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, counsel for the Optionee herein, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2 Latest Closing Date. If the Closing Date in respect of the due and complete exercise of the Option by the Optionee has not occurred within 19 months from the Effective Date then this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of such Closing Date.

Article 6
CLOSING AND EVENTS OF CLOSING - continued.

6.3 Documents to be delivered by the Optionor prior to the Closing Date. Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article "2" hereinabove, and not later than five calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2" and "5" hereinabove, the Optionor shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Optionee, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

          (a) all documentation as may be necessary and as may be required by the counsel for the Optionee, acting reasonably, to ensure that an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets has have been duly transferred, assigned and is registerable in the name of and for the benefit of the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) under all applicable laws;

          (b) all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

          (c) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over either the Optionor or any of the mineral property interests comprising the Assets;

          (d) a certificate of an authorized officer of the Optionor, dated as at the Closing Date, acceptable in form to counsel for the Optionee, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Optionor contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Optionor on the Closing Date;

          (e) an opinion of counsel for the Optionor, dated as at the Closing Date and addressed to the Optionee and the Optionee's counsel, in form and substance satisfactory to the Optionee's counsel, acting reasonably, to the effect that:

Article 6
CLOSING AND EVENTS OF CLOSING - continued.

                    (i) the Optionor is the beneficial owner of all of the mineral property interests comprising the Assets prior to the completion of the transactions contemplated by this Agreement;

                    (ii) the  Optionor  holds the right to explore  and  develop each of the mineral property interests comprising the Assets and all Assets Rights held by the Optionor in and to the mineral property interests comprising the Assets;

                    (iii) the  Optionor  holds  all  of  the  mineral   property
                         interests comprising the Assets free and clear of all liens, charges and claims of others;

                    (iv) the mineral  property  interests  comprising the Assets have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing as of the Closing Date;

                    (v) all necessary steps have been taken by the Optionor to permit the transfer of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

                    (vi) based on actual  knowledge  and  belief,  such  counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Assets or which may impede the Assets' development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Assets, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Assets;

                    (vii) based on actual  knowledge  and belief,  such  counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against the Optionor which might materially affect any of the mineral property interests comprising the Assets or which could result in any material liability to either the Optionor or to any of the mineral property interests comprising the Assets; and

Article 6
CLOSING AND EVENTS OF CLOSING - continued.

                    (viii) as to  all  other  legal  matters  of a  like  nature pertaining to the Optionor and the mineral property interests comprising the Assets and to the transactions contemplated hereby as the Optionee or the Optionee's counsel may reasonably require;

          (f)  any remaining Assets Documentation; and

          (g) all such other documents and instruments as the Optionee and the Optionee's counsel may reasonably require.

6.4 Documents to be delivered by the Optionee prior to the Closing Date. Subject to the prior and due and complete exercise of by the Optionee of the Option in accordance with Article "2" hereinabove, and not later than five calendar days prior to the Closing Date and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "2" and "5" hereinabove, the Optionee shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Optionor, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, each of the Cash Payments, Share Issuances, Consulting Arrangements and maintenance payments hereunder, and effectively accepting the transfer to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

          (a)  a Closing agenda;

          (b) if required, a certified copy of an ordinary resolution or, where required, a special resolution, of the shareholders of the Optionee approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Optionee holding 100% of the issued shares of the Optionee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby;

          (c) a certified copy of the resolutions of the directors of the Optionee providing for the approval of the terms and conditions of this Agreement and all of the transactions contemplated hereby;

          (d) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Optionee;

          (e) a certificate of an officer of the Optionee, dated as at the Closing Date, acceptable in form to counsel for the Optionor, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Optionee contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Optionee on the Closing Date; and

Article 6
CLOSING AND EVENTS OF CLOSING - continued.

          (f) all such other documents and instruments as the Optionor and the Optionor's counsel may reasonably require.


                                    Article 7
               APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1 Appointment of Escrow Agent. The Parties hereto hereby acknowledge and appoint the Escrow Agent as escrow agent herein.

7.2 Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2" and "6" hereinabove.

7.3 Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4 Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5 No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6 No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7 Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty,

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS - continued

liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8 Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9 Indemnity. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder and including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10 Not required to take any action. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and, in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act and it shall be entitled to continue so to refrain from acting until:

          (a) the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

          (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons and it shall have been notified thereof in writing signed by all such persons.


                                    Article 8
                                  THE OPERATOR

8.1 Optionee as initial Operator. Subject to the determination of the Management Committee in accordance with Article "9" hereinbelow, and subject to the terms of any completed assignment or transfer of any Holding (as hereinafter determined) of the Optionee in accordance with Article "10" hereinbelow, prior to the due and complete exercise of the Option the Optionee or, at the Optionee's option and in the Optionee's sole and absolute discretion, the Optionee's respective associate, nominee or such other unrelated entity as the Optionee may determine, will act as the Operator of the Assets under this Agreement. The Operator may resign as the Operator at any time by giving 30 calendar days' prior written notice to the Parties hereto and, within such 30-day period, the Management Committee may appoint another party who covenants to act as the Operator of the Assets upon such terms as the Management Committee shall agree.

8.2 Subsequent Operator. After the execution of this Agreement and prior to the due and complete exercise of the Option if the Operator is not the Optionee the Operator shall, prior to being appointed to act as the Operator, enter into a

Article 8
THE OPERATOR - continued

written agreement to assume the obligations of the Operator hereunder and to be bound by the terms and conditions of this Agreement as the Operator.

8.3 Powers and authority. After the execution of this Agreement and prior to the due and complete exercise of the Option, and subject to the control and direction of the Management Committee, the Operator shall have the full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the mineral property interests comprising the Assets and to determine the manner of operation of the Assets as a mine and including, without limitation, the right, power and authority to:

          (a) regulate access to the mineral property interests comprising the Assets subject only to the right of each of the Parties hereto to have access to the mineral property interests comprising the Assets at all reasonable times for the purpose of inspecting work being done thereon, but at their own risk and expense; and

          (b) employ and engage such employees, agents and independent contractors as the Operator may consider necessary or advisable to carry out the Operator's duties and obligations hereunder and, in this connection, to delegate any of the Operator's powers and rights to perform the Operator's duties and obligations hereunder; however, the Operator shall not enter into contractual relationships with an associated party except on terms which are commercially competitive.

8.4 Duties and obligations. After the execution of this Agreement and prior to the due and complete exercise of the Option the Operator shall have such duties and obligations as the Management Committee may from time to time determine and including, without limitation, the following duties and obligations:

          (a)  to implement Programs;

          (b) to manage, direct and control all exploration, development and producing operations in and under the mineral property interests comprising the Assets in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

          (c) to prepare and deliver to the Parties during periods of active field work, and during the Option Period only, monthly progress reports of the work in progress and comprehensive annual reports on or before March 31st of every year covering the activities hereunder and the results obtained during the calendar year ending on the December 31st immediately preceding;

          (d) subject to the terms and conditions of this Agreement, to keep the mineral property interests comprising the Assets in good standing free of liens, charges and encumbrances of every character arising from operations, (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to contest or discharge any such lien that is filed;

          (e) to maintain true and correct books, accounts and records of operations hereunder;

Article 8
THE OPERATOR - continued

          (f) to permit the Parties, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

          (g) to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance;

          (h) to permit the Parties or their respective representatives so appointed, at their own expense and risk, access to the mineral property interests comprising the Assets and all data derived from carrying out work thereon;

          (i) to arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

          (j) to perform the Operator's duties and obligations in a manner consistent with good exploration and mining practices; and

          (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Parties or the mineral interests property comprising the Assets in the Operator's name.


                                    Article 9
                            THE MANAGEMENT COMMITTEE

9.1 Establishment. During the Option Period only, and as soon as is practicable after the Effective Date of this Agreement, the Parties hereto shall establish a Management Committee consisting of two members and an alternate member of each Party. Each Party shall designate in writing to the other Party the names of its members and alternate member of the Management Committee.

9.2 Alternate members. A Party may from time to time revoke in writing the appointment of its members to the Management Committee and appoint in writing others in their place. A Party may from time to time in writing appoint one alternate member for any member theretofore appointed by such Party. Alternate members may attend meetings of the Management Committee and, in the absence of a member, the alternate member may vote and otherwise act in the place and stead of the member. Whenever any member or alternate member votes or acts the member's votes or actions shall, for all purposes of this Agreement, be considered the actions of the Party whom that member represents. The Parties shall give written notice to each other from time to time as to the names, addresses and telephone numbers of their respective members and alternate members on the Management Committee.


9.3 Meetings. Meetings of the Management Committee shall be held at such times as the Parties hereto deem appropriate but, in any event, not less than once each month. A meeting of the Management Committee may take place by means of conference telephone or other communications facility by which means the members and alternate members of both Parties participating in the meeting can hear each other. The members participating in a meeting in accordance with this section shall be deemed to be present at the meeting and shall be counted in the quorum therefore and be entitled to speak and vote thereat.

Article 9
THE MANAGEMENT COMMITTEE - continued

9.4 Notice and place for meetings. Meetings of the Management Committee shall be called by the Operator by giving not less than ten calendar days' prior notice in writing to each of the Parties hereto, and all meetings shall be held at such place and time as shall be designated by the Operator unless otherwise agreed to by each of the Parties hereto.

9.5 Reporting. The Operator shall consult freely with the Management Committee and the members thereof and keep them fully advised of the present and prospective operations and plans and shall furnish the Management Committee with semi-annual reports relating to the status of the mineral interests comprising the Assets together with timely current reports and information on any material results relating to the mineral property interests comprising the Assets.

9.6 Voting. Voting by the Management Committee may be conducted by verbal, written, telex or telecopier ballot.

9.7 Quorum. Except as hereinafter provided, a quorum of any meeting of the Management Committee shall consist of one member of each Party, one alternate member of each Party or one member of one Party and one alternate member of the other Party. If a quorum is not present within 30 minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which may include only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

9.8 Votes by members. Prior to the exercise of the Option the Optionee's member (or alternate member in the absence of a member) of the Management Committee shall have two votes and the Optionor's member (or alternate member in the absence of a member) of the Management Committee shall have one vote at each duly constituted meeting in respect of every matter which is thereat brought before the Management Committee for consideration or approval.

9.9 Majority. All decisions of the Management Committee shall be by the affirmative vote of a majority of the votes entitled to be cast by members in attendance at each such meeting.

9.10 Powers. The Management Committee shall, without limiting any of its powers as specified elsewhere in this Agreement, have the exclusive right, power and authority to:

          (a)  appoint a new Operator or joint Operator;

          (b) determine the terms of engagement of the Operator, including any remuneration payable to the Operator; and

          (c) approve or reject the abandonment or disposition of any part of the mineral interests comprising the Assets.

9.11 Arbitration. In the case of an equality of votes on any question or matter which cannot to be resolved, other than the exercise by the Optionee of the Option, such question or matter shall be submitted to arbitration pursuant to the terms of Article "16" hereinbelow.

9.12 Material and data at meetings. There shall be included with a notice of meeting such material and data as may be reasonably required to enable the

Article 9
THE MANAGEMENT COMMITTEE - continued

members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

9.13 Termination of the Management Committee. It is hereby acknowledged and agreed that upon the due and complete exercise of the Option by the Optionee in accordance with Article "2" hereinabove, and in conjunction with the corresponding completion of the transfer to the Optionee (or, at the sole and absolute discretion of the Optionee, to such other entity or subsidiary as may be determined by the Optionee prior to the Closing Date) of an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Assets in accordance with Articles "5" and "6" hereinabove, the Management Committee will be deemed, without any further act, to be disbanded and of no further force and effect.


                                   Article 10
            POWER TO CHARGE AND ASSIGNMENT AND RIGHT OF FIRST REFUSAL

10.1 Power to charge. At any time prior to the exercise of the Option by the Optionee the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the interest of the Optionee in and to any of the mineral property interests comprising the Assets, upon any mill or other fixed assets located thereon and on any or all of the tangible personal
Assets located on or used in connection with any of the mineral property interests comprising the Assets, to secure only the financing of development of any of the mineral property interests comprising the Assets; provided that, unless otherwise agreed to by the Optionor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to any mineral property interest comprising the Assets, or to any mill or other fixed assets or tangible personal Assets located on or used in connection with any mineral property interest comprising the Assets upon enforcement of the mortgage, shall hold the same subject to the rights of the Optionor hereunder as if the mortgagee or any such person had executed this Agreement as party of the first part.

10.2 Assignment. Save and except as otherwise provided for hereinabove and in this Article, no Party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its interest herein or to any of the mineral property interests comprising the Assets without the prior written consent of the other Party hereto; provided, however, that any Party hereto may at anytime, and at its sole and absolute discretion and without the prior approval of the other Party, assign and transfer its interest herein or to any of the mineral property interests comprising the Assets to any wholly-owned subsidiary subject, at all times, to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and, provided further, that any transfer of all or any part of a Party's interest herein or to any of the mineral property interests comprising the Assets to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

10.3 Right of first refusal. At any time both prior to and after the exercise of the Option by the Optionee in accordance with the terms of this Agreement each Party (hereinafter called the "Disposing Party") hereby grants to the other Party a right of first refusal to acquire all or any portion of any interest herein or to any of the mineral property interests comprising the Assets which the Disposing Party desires to dispose of (hereinafter called, collectively, the

Article 10
POWER TO CHARGE AND ASSIGNMENT AND RIGHT OF FIRST REFUSAL - continued

"Holding"). If a Disposing Party receives a bona fide offer to purchase from, or where a sale is solicited by the Disposing Party, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, the Disposing Party shall forthwith offer to sell the Holding to the other Party. The offer to sell to the non-Disposing Party (or Parties as the case may be) shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Parties fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined finally by arbitration under the provisions of Article "16" hereinbelow. The other Party shall be entitled to elect, by notice to the Disposing Party within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If the other Party does not exercise its right to acquire the Holding as aforesaid, the Disposing Party may, for a period of 60 calendar days following the last date upon which the other Party could have made the election hereinabove, dispose of the Holding, but only on the same terms and conditions as set forth in that offer. Any transfer of all or any part of a Disposing Party's interest herein or to any of the mineral property interests comprising the Assets shall be accompanied by the written agreement of any such transferee to assume the obligations of such Disposing Party hereunder and to be bound by the terms and conditions hereof.


                                   Article 11
                       REGISTRATION, PARTITION AND TENANCY

11.1 Registration. Upon the request of the Optionee the Optionor shall assist the Optionee to record this Agreement with the appropriate mining recorder and, when required, the Optionor shall further provide the Optionee with such recordable documents as the Optionee and its counsel shall require to record its due interest in respect of the mineral property interests comprising the Assets.

11.2 Partition. No Party owning a partitionable interest in any to any of the mineral property interests comprising the Assets shall, during the term of this Agreement, exercise any right to apply for any partition of any portion of the mineral property interests comprising the Assets or for the sale thereof in lieu of partition.

11.3 Tenancy. Any interests of the Optionee and Optionor in and to any of the mineral property interests comprising the Assets shall be held as tenants in common and not as joint tenants.


                                   Article 12
                           DUE DILIGENCE INVESTIGATION

12.1 Due Diligence. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

12.2 Confidentiality. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "14" and "15" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to, if and where applicable, the other Parties'

Article 12
DUE DILIGENCE INVESTIGATION - continued

respective books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well as such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party and its respective operations and financial condition prior to the Closing.


                                   Article 13
                                 NON-DISCLOSURE

13.1 Non-disclosure. Subject to the provisions of section "13.3" hereinbelow, the Parties hereto, for themselves and, if and where applicable, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a "need to know" basis to each of the Parties' respective professional advisors.

13.2 Documentation. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.

13.3 Public announcements. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.


                                   Article 14
                             PROPRIETARY INFORMATION

14.1 Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto; however, such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties hereto and

Article 14
PROPRIETARY INFORMATION - continued

to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

14.2 Impact of breach of confidentiality. The Parties hereto acknowledge and agree that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.


                                   Article 15
                                  FORCE MAJEURE

15.1 Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

15.2 Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section "15.1" hereinabove and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                                   Article 16
                                   ARBITRATION

16.1 Matters for Arbitration. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

16.2 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10-calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "16.3" hereinbelow.

16.3 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the Arbitration Rules. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and such arbitrator shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

16.4 Award. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


                                   Article 17
                             DEFAULT AND TERMINATION

17.1 Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Party (herein called the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

          (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

Article 17
DEFAULT AND TERMINATION - continued

         (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

17.2 Arbitration. If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "16" hereinabove.

17.3 Curing the Default. If:

          (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

          (b)  arbitration is not so sought; or

          (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

17.4 Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

          (a)  the  Option  is  terminated   in  accordance   with  Article  "2"
               hereinabove;

          (b) either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

          (c) either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles "5" and "6" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5" and "6" hereinabove;

          (d) either of the Parties hereto has not provided a satisfactory report on its respective due diligence as contemplated in accordance with Articles "5" and "6" hereinabove;

          (e) the Closing Date in respect of the due and complete exercise of the Option by the Optionee has not occurred within 19 months from the Effective Date; or

          (f)  by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "2", "13" and "14" hereinabove.

                                   Article 18
                      INDEMNIFICATION AND LEGAL PROCEEDINGS

18.1 Indemnification. Each Party hereto agrees to indemnify and save the other Parties, their respective Affiliates and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties" and, individually, as an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any Party hereto, the Indemnified Party will give the affected Party prompt written notice of any such action of which the Indemnified Party has knowledge and the affected Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the affected Party of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the affected Party of any substantive rights or defenses. No admission of liability and no settlement of any action shall be made without the affected Party's consent and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld. Notwithstanding that the affected Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

          (a) employment of such counsel has been authorized by the affected Party;

          (b) the affected Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

          (c) the named parties to any such action include that the affected Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the affected Party and the Indemnified Party; or

          (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the affected Party.

     If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the affected Party shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the affected Party on the one hand and the Indemnified Parties on the other, but also the relative fault of the Parties and

Article 18
INDEMNIFICATION AND LEGAL PROCEEDINGS - continued

other equitable considerations which may be relevant. Notwithstanding the foregoing, the affected Party shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.

18.2 Legal proceedings. The Parties hereto agrees that if:


          (a) any legal proceedings shall be brought against either of them by any governmental commission or regulatory authority or any stock exchange; or

          (b)  an  entity  having  regulatory  authority,   either  domestic  or
               foreign, shall investigate either of them;

and personnel of either Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the terms and conditions of this Agreement, such Party shall have the right to employ its own counsel in connection therewith and the affected Party will pay to such Party a per diem amount for their services based on its normal hourly or daily rate together with such disbursements and reasonable out-of-pocket expenses as may be incurred in connection therewith, including fees and disbursements of counsel incurred in connection with such testimony or participation.


                                   Article 19
                                     NOTICE

19.1 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

19.2 Change of Address. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   Article 20
                               GENERAL PROVISIONS

20.1 Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Letter of Intent.

Article 20
GENERAL PROVISIONS - continued

20.2 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

20.3 Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in their entirety.

20.4 Time of the essence. Time will be of the essence of this Agreement.


20.5 Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Optionee, and, correspondingly, that the Optionor has been required by each of Lang Michener LLP and the Optionee to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Purchaser and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Optionee for certain of such persons to act in a similar capacity while acting for the Optionee as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Optionee.

20.6 Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada.

20.7 Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

20.8 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

20.9 Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court,

Article 20
GENERAL PROVISIONS - continued

agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

20.10 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

20.11 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

20.12 No partnership or agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

20.13 Consents and waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

          (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

          (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

          (c)  constitute a general waiver under this Agreement; or

          (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


     IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

SIGNED, SEALED and DELIVERED by
BRAD A. MOORE,
-------------
the Optionor herein, in the presence of:

Witness Signature




Witness Address


Witness Name and Occupation

The CORPORATE SEAL of
URANIUM ENERGY CORP.,
--------------------
the Optionee herein, was hereunto affixed
in the presence of:         (C/S)


Authorized Signatory

/s/ Amir Adnani
----------------
    Amir Adnani

                                   Schedule A



     This is Schedule "A" to that certain Mineral Assets Option Agreement between Brad A. Moore and Uranium Energy Corp. dated for reference effective on October 11, 2005.


                                     Assets

                     Refer to the materials attached hereto.








                                End of Schedule A






               {Draft #1 for discussion purposes only on 11/10/05}
                      -- Mineral Assets Option Agreement --
                           -- Uranium Energy Corp. --
                                   1055690.1

                      -- Mineral Assets Option Agreement --
                           -- Uranium Energy Corp. --
                                   1055690.1
                                   Schedule B



     This is Schedule "B" to that certain Mineral Assets Option Agreement between Brad A. Moore and Uranium Energy Corp. dated for reference effective on October 11, 2005.


                                Letter of Intent

                     Refer to the materials attached hereto.

                              URANIUM ENERGY CORP.

    318 Homer Street, Suite 401, Vancouver, British Columbia, Canada, V6B 2V2
                  Phone: (604) 682-9775 and Fax: (604) 682-3591
 -------------------------------------------------------------------------------
August 5, 2005

M. BRAD A. MOORE
1005 East Oak, Cushing, Oklahoma, U.S.A., 74023

Attention: Mr. Moore
Dear Sir:

Re: Option to acquire a 100% interest in certain Assets of the Optionor Mr. Brad A. Moore and his associates or affiliates (collectively, the "Optionor") own or are in the process of acquiring various drill proven reserves and leases in Texas and, in particular, however, without limitation, being comprised of:

(i) the Optionor's current 100% legal, registered and beneficial ownership in and to the Weesatche project, comprised of four leases totaling m/l 593.46 acres, located in Goliad County; which the Optionor has represented to Uranium Energy Corp. (the "Optionee") has total proven and probable reserves reported of 5,200,000 pounds; and (ii) the Optionor's current intention to acquire the Caldena project, totaling approximately 300 acres, located in Duval County; which the Optionor has represented to the Optionee has total proven and probable reserves of 1,200,000 pounds; together with such other leases or interests which the Optionor may acquire within the Caldena deposit area from the Acceptance Date (as hereinafter defined and determined) moving forward (collectively, the "Assets"). The purpose of this letter is to summarize the mutual intentions and understandings of the Optionor and the Optionee regarding, among other things, the proposed granting by the Optionor to the Optionee of an option to acquire an undivided 100% legal, beneficial and registerable interest in and to the Assets herein (the "Option"). This letter is a "letter of intent" which summarizes the basis upon which the parties are prepared to negotiate with a view to entering into a binding Option or other form of agreement. This letter, however, does not create a contract or impose obligations on the parties other than as set forth in sections 4, 5 and 6 below provided that it is acknowledged that this letter supersedes and replaces all prior agreements or understandings between the parties hereto. It is acknowledged that the Optionee has been provided with certain information which describes the business, assets, financial and operating history and condition and prospects of the Optionor and its Assets (such information is herein referred to, collectively, as the "Disclosure Information"). The transaction summarized in this letter assumes that the Disclosure Information is accurate and complete in all material respects and that the Optionee is relying on such Disclosure Information as a condition of its providing and entering into this letter with the Optionor with respect to its proposed Option.


1.       Summary of the Option and transaction

1.1 Option: In order to keep the right and Option granted to the Optionee in respect of the Assets in good standing and in force and effect during the Option period hereof (the "Option Period"); the Option Period commencing on the acceptance date of this letter by the Optionor (the "Acceptance Date") and terminating on the date which is the earlier of (i) 18 months from the Effective Date hereof (as hereinafter defined and determined) and (ii) 12 months from the date that the Optionee's common shares are first listed, posted and called for trading on a recognized stock exchange or over-the-counter market in North America (the "Initial Listing Date"); the Optionee shall be obligated to provide the following cash payments to the Optionor (each being a "Option Cash Payment") to provide the following common share issuances from treasury to the Optionor

(each being an Option Share Issuance") and to provide for the following consulting agreements and/or arrangements in respect of the Optionor (each being a "Consulting Arrangement") in the following manner prior to the end of the Option Period in this instance as follows:

          (a) Non-Refundable Cash Payments: pay to the order and direction of the Optionor the following Option Cash Payments in the aggregate of U.S. $200,000.00 during the Option Period in the following manner:

               (i) an initial Non-Refundable Cash Payment of U.S. $50,000.00 on the day of the due and complete execution of a definitive Agreement (as herein defined and determined) setting out in detail the terms and conditions of the Option arising herefrom (the "Effective Date"); and

               (ii) the final Non-Refundable Cash Payment of U.S. $150,000.00 on the date which is set the earlier of (i) six months from the Acceptance Date the and (ii) the Initial Leasing Date;

          (b) Option Share Issuance: issue to the order and direction of the Optionor prior to and at the end of the Option Period an aggregate of 2,000,000 common shares in the share capital of the Optionee (each a "Share") at a deemed issuance price of U.S. $0.50 per Share, in the following manner in this instance;

               (i) an initial Option Share Issuance of an initial 500,000 of the Shares upon the Effective Date:

               (ii) an additional Option Share Issuance of an additional 500,000 of the  Shares on or before six  months  from the  Effective
                    Date;

               (iii) a further Option Share Issuance of a further 500,000 of the
                    Shares on or before one year from the Effective Date; and

               (iv) the final Option Share  Issuance of 500,000 of the Shares on or before 18 months from the Effective Date.

In this regard the Optionor acknowledges that the Shares, when issued, will be issued by the Optionee to the Optionor in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933, as amended, which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from their respective date of issuance; and

          (c) Consulting Agreements: in conjunction with the execution of a definitive Agreement (as hereafter defined and determined); however, to take effective only upon the Initial Listing Date hereof,; the Optionee will use its reasonably commercial efforts to enter into industry standard forms of proposed Consulting Arrangements with each of the Optionor and Mr. Clyde Yancy (collectively, the "Consultants" herein) therein providing for, without limitation, the provision of certain consulting services to be provided by the Consultants to the Optionee in connection with the exploration, development and expansion of the Assets in consideration of, among other matters, the provision of the monthly payment by the Optionee to each of the Consultants of US $10,000.00 together with the entitlement for the Consultants to participate in the Optionee's then incentive stock option plan subject, at all times, to the final determination of the Board of Directors or the Optionee in each such instance.

1.2 Termination of Option: The Option shall terminate upon 10-calendar days' prior written notice being first being provided by the Optionor to the Optionee:

          (a) if the Optionee fails to make any of the required Optional Cash Payments to the Optionor in accordance with paragraph 1.1(a) hereinabove within the time periods specified in paragraph 1.1(a); or

          (b) if the Optionee fails to make the required Share Issuance in accordance with paragraph 1.1(b) hereinabove within the time period specified in paragraph 1.1(b).

          (c) if the Optionee fails to enter into acceptable Consulting Arrangements with the Consultants in accordance with paragraph 1.1(c) hereinabove within the time period specified in paragraph 1.1(c)

1.3 Right of Optionee to terminate Option: Prior to the exercise of the Option the Optionee may terminate the Option by providing a notice of termination to the Optionor in writing of its desire to do so at least five calendar days prior to its decision to do so. After such five-calendar days' period the Optionee shall have no further obligations, financial or otherwise, under this letter, except that the provisions of section 1.5 hereinbelow shall become immediately applicable to the Optionee upon providing such notice of termination to the Optionor.

1.4 Termination of Option and no interest acquired in the Assets: If the Option is so terminated in accordance with either of sections 1.2 or 1.3 hereinabove then the Optionee shall have no right, entitlement or interest, legally or equitably, in and to any of the Assets, and all Option Cash Payments, Option Share Issuances and any consideration provided under the proposed Consulting Arrangements theretofore made to the Optionor and the Consultants by the Optionee shall be non-refundable for which the Optionee shall have no recourse whatsoever.

1.5 Obligations upon termination of the Option: If the Option is terminated otherwise than upon the exercise thereof, then the Optionee shall:

          (a) leave in good standing for a period of at least 60 calendar days from the termination of the Option those interests comprising the Assets that are in good standing on the date thereof; and

          (b) deliver at no cost to the Optionor within 60 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the interests comprising the Assets and not theretofore already furnished to the Optionor.

1.6 Deemed exercise of Option: At such time as the Optionee has made each of the required Option Cash Payments and Option Share Issuance in accordance with section 1.1 hereinabove, within the Option Period and the time periods as specified in section 1.1, then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, in accordance with the terms and conditions of this letter and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the interests comprising the Assets.

2.       Due diligence investigations

2.1 From the Acceptance Date and for a period of 60 calendar days from the Acceptance Date (such period in time being the "Optionee's Due Diligence Period" herein) the Optionee all and any due diligence investigations in respect of the Optionor and its Assets as the Optionee may consider necessary, in its sole and absolute decision, from time to time, in order to determine whether it is advisable to enter into a definitive Agreement (as herein defined and determined) setting out in detail the terms and conditions of the Option arising herefrom. For purposes of such investigations the Optionor will give to the Optionee and its agents and representatives as soon as reasonably practicable after the Acceptance Date hereof full access to its Assets and all books, records, financial and operating data and other information concerning the Assets as the Optionee and its agents and representatives may reasonably request. If, at any time during the Optionee's Due Diligence Period, the Optionee determines that it is not satisfied, in its sole discretion, with the results of such investigations, it may elect not to proceed with the transactions contemplated hereby. In such instance the Optionee will notify the Optionor of such fact and thereupon this letter will terminate and the parties hereto will have not further obligations hereunder except the obligations set forth in section 4 below.

3.       Negotiation and execution of definitive Agreement

3.1 While the Optionee is conducting the due diligence investigations described in section 2 above the Optionor and the Optionee will negotiate in good faith to complete and execute a definitive agreement and related documentation (collectively, the "Agreement") setting out in detail the terms and conditions of the Option arising herefrom; such definitive Agreement to be entered into on or before the final day of the Optionee's Due Diligence Period herein. The Agreement will incorporate the terms and conditions set out in this letter together with all other reasonable terms and conditions as the parties or their legal advisors consider necessary or desirable, including standard representations, warranties and covenants, indemnities from the parties relating to such representations, warrants and covenants, and conditions to closing. In particular, and without limiting the generality of the foregoing, the parties shall structure the Option and negotiate the Agreement in a manner which is tax advantageous to each of the parties hereto. If each of the Optionor and the Optionee are satisfied with the results of their due diligence investigations, it is intended that negotiations of the terms of the Agreement and execution of the Agreement will be effective on the Effective Date hereof; provided, however, that it is hereby acknowledged that the Agreement may be subject to the prior acceptance of the respective shareholders of parties hereto and such regulatory authorities as may have jurisdiction over the affairs of the parties hereto.

4.       Transaction costs

4.1 Each of the parties will be responsible for all costs (including, but not limited to, legal fees and expenses) incurred by it in connection with the transactions contemplated hereby. The obligations of the parties under this section 4 will survive the termination of this letter.

5.       Confidentiality agreements

5.1 As soon as reasonably practicable after the Acceptance Date and prior to the end of the Optionee's Due Diligence Period the Optionor and the Optionee will use their best efforts to prevent public disclosure or knowledge of the transaction contemplated hereby, without the prior approval of the other, and will maintain the confidentiality of the negotiations regarding such transaction. The foregoing will not restrict or otherwise affect the right of any such party to make or permit any disclosure: (a) which, in its opinion, is reasonably necessary or desirable for it to carry out and give full effect to the terms, provisions and intent hereof and the transaction contemplated hereby;

     (b) to consultants, legal advisors, financial institutions, business associates and others provided such disclosure is not intended for broad dissemination to the public;

     (c) in the case of the Optionee, which the legal advisors for the Optionee advise is required or advisable to ensure compliance with applicable securities laws and regulations; or

     (d)  as may be required by law.


6.                Exclusive dealing

6.1 As an inducement to the Optionee to proceed with the due diligence investigations described in section 2 above and to proceed with the preparation of the Agreement, the Optionor hereby agrees with the Optionee to deal exclusively and in confidence with the Optionee in respect of the matters set out herein and to take no action, directly or indirectly, which would impair the ability of the Optionor to complete the transactions contemplated hereby and, without limitation, hereby agrees and undertakes that, unless consented to in writing by the Optionee, it will not at any time prior to the earlier of the end of the Optionee's Due Diligence Period or the termination of the Option, if applicable, enter into, negotiate, solicit or knowingly encourage or participate in, any negotiations or discussions relating to any disposition of all or any interest in and to any of its Assets.

7.       Assignment

7.1 Notwithstanding anything else contained herein, it is acknowledged that the Optionee may assign its rights and obligations herein with respect to the Option or any portion thereof to any other entity, by way of any arrangement including, without limitation, an additional option or joint venture in respect of the development of the Assets, and in such instance the Agreement contemplated by section 3 herein would be negotiated and entered into between the Optionee and such entity.

8.       General

8.1 Obligations: Other than the obligations set forth in sections 4, 5 and 6 above, the parties will not be obligated in any manner with respect to the transaction contemplated hereby (including obligations to negotiate in good faith) unless and until the Agreement is executed by the parties.

8.2 Proper law: This letter of intent will be governed by and construed in accordance with the laws of the State of Nevada. The parties submit to the jurisdiction of the courts of the State of Nevada with respect to any matters arising out of this letter of intent.

8.3 Counterparts: This letter of intent may be executed in any number of counterparts, by facsimile or otherwise, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document. Please confirm that this letter accurately sets forth your understanding of the terms of the proposed transaction and the other matters discussed herein, by signing a copy of this letter below and returning it to us. Upon our receipt we confirm that we will immediately seek Board approval to the general terms of this letter and move forward with our due diligence investigations respecting the Optionor and its Assets. As the terms and conditions respecting our proposed offer to acquire an Option as set forth in this letter should not be disclosed to any third party without our prior written approval. In addition, and as we are now ready, willing and able to perform upon the terms contained herein we confirm that the offer contained in this letter is open for acceptance by the Optionor's acceptance of which our offer and the contents of this letter will be deemed null and void and of no further force and effect whatsoever. In the interim, and while we await the Optionor's response we remain,





Yours very truly,                  RANDALL RENEAU
                               --------------------
                               /s/ RANDALL RENEAU


URANIUM ENERGY CORP.






             BRAD A. MOORE
         -----------------
         /s/ BRAD A. MOORE
Per:

                              Authorized Signatory
          ACCEPTED on this 11th day of August, 2005, by the Optionor:





BRAD A. MOORE


                                End of Schedule B



                     End of Mineral Assets Option Agreement



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